          AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 16, 1997
                                            REGISTRATION STATEMENT NO. 333-19635

--------------------------------------------------------------------------------
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------


                                AMENDMENT NO. 3
                                       TO
                                   FORM SB-2
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                           --------------------------

                           DUNN COMPUTER CORPORATION
          (Name of small business issuer as specified in its charter)
                           --------------------------

           DELAWARE                      54-1424654                        5060
   (State of Incorporation)       (IRS Employer I.D. No.)      (Primary Standard Industrial
                                                                 Classification Code No.)

                               1306 SQUIRE COURT
                            STERLING, VIRGINIA 20166
                                 (703) 450-0400
          (Address and Telephone Number of Principal Executive Offices
                        and Principal Place of Business)
                         ------------------------------

                           THOMAS P. DUNNE, PRESIDENT
                           DUNN COMPUTER CORPORATION
                               1306 SQUIRE COURT
                            STERLING, VIRGINIA 20166
                                 (703) 450-0400
           (Name, address and telephone number of agent for service)
                         ------------------------------

                                   COPIES TO:

           JAY M. KAPLOWITZ, ESQ.                       MICHAEL P. WEINER, ESQ.
           ARTHUR S. MARCUS, ESQ.                         STARK & STARK, P.C.
         GERSTEN SAVAGE KAPLOWITZ,                          993 Lenox Drive
          FREDERICKS & CURTIN, LLP                  Lawrenceville, New Jersey 08648
            101 East 52nd Street                             (609) 896-9060
          New York, New York 10022
               (212) 752-9700

                           --------------------------

    APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this registration statement.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: /X/
                           --------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                   PROPOSED MAXIMUM    PROPOSED MAXIMUM
           TITLE OF EACH CLASS OF                AMOUNT BEING       OFFERING PRICE        AGGREGATE           AMOUNT OF
        SECURITIES BEING REGISTERED               REGISTERED         PER SECURITY     OFFERING PRICE(1)    REGISTRATION FEE
Common Stock(2).............................      1,150,000             $5.00             $5,750,000          $1,742.42
Underwriter's Warrants......................          1                 $.001                $10              $      (4)
Common Stock(3).............................       100,000              $6.50              $650,000            $196.97
Total Registration Fee......................                                                                  $1,939.39

(1) Pursuant to Rule 457, estimated solely for the purpose of calculating the registration fee.

(2) Includes shares issuable upon exercise of the Underwriter's over-allotment option being sold by certain Stockholders of the Company.

(3) Consists of Common Stock issuable upon the exercise of the Underwriter's Warrants.

(4) Pursuant to Rule 457(g), no fee is paid for the registration of such securities.
                           --------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
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
                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 145 of the Delaware General Corporation Law, among other things, and subject to certain conditions, authorizes the Company to indemnify its officers and directors against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such an officer or director. The restated Certificate of Incorporation and By-laws of the Company provide for indemnification of its officers and directors to the full extent authorized by law.

    Reference is made to the Underwriting Agreement, the proposed form of which is filed as Exhibit 1.1, pursuant to which the Underwriter agrees to indemnify the directors and certain officers of the Registrant and certain other persons against certain civil liabilities.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The following is a statement of the estimated expenses to be paid by the Company in connection with the issuance and distribution of the securities being registered:

SEC Registration Fee...........................................  $ 1,939.39
NASD Filing Fee................................................    1,140.00
NASDAQ Filing Fee..............................................   25,000.00
Printing Engraving Expenses....................................   75,000.00
Legal Fees and Expenses........................................  125,000.00
Accounting Fees and Expenses...................................   60,000.00
Blue Sky Fees and Expenses.....................................   17,500.00
Transfer Agent and Registrar Fees and Expenses.................    3,500.00
Non-accountable expense allowance..............................  150,000.00
Miscellaneous..................................................   15,920.61
                                                                 ----------
      Total....................................................  $475,000.00
                                                                 ----------
                                                                 ----------

------------------------

*   estimate

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

    During the past three years, the Company has sold securities to one person, as described below. There was no underwriters involved in the transaction and there was no underwriting discounts or commissions paid in connection therewith, except as disclosed below. The issuances of these securities were considered to be exempt from registration under Section 4(2) of the Act, as amended, and the regulations promulgated thereunder. The purchaser of the securities in such transaction represented his intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the certificates for the securities issued in such transaction. The purchaser of the securities in such transaction had adequate access to information about the Registrant.

    In July, 1994, John Vazzana, an officer of the Company, acquired an aggregate of 428.7 shares of the Virginia corporation's Common Stock for an aggregate consideration of $100,000. These shares were exchanged for 1,200,000 shares of the Company's Common Stock pursuant to the Share Exchange Agreement.

ITEM 27. EXHIBITS


  1.1* Form of Underwriting Agreement.

  1.2* Form of Selected Dealers Agreement.

  3.1* Articles of Incorporation of the Registrant.

  3.2* Articles of Incorporation and amendments thereto of Dunn Computer
         Corporation, a Virginia Corporation.

  3.3* By-laws, as amended, of Dunn Computer Corporation, a Virginia Corporation.

  4.1* Form of Financial Advisory and Investment Banking Agreement with
         Underwriter.

  4.2* Form of Underwriter's Warrants.

  4.3* Form of Common Stock Certificate.

  4.4  Form of Agreement Among Underwriters.

  5.1* Opinion of Gersten, Savage, Kaplowitz, Fredericks & Curtin, LLP.

 10.1* 1997 Stock Option Plan.
 10.2* GSA Schedule.

 10.3* Share Exchange Agreement dated January 6, 1997 by and between the Company and Thomas P. Dunne, John Vazzana, and Claudia Dunne.

 10.4* Agreement dated November 21, 1995 by and between GCH Systems, Inc. and the
         Company regarding Lockheed.

 10.5* Agreement dated March 25, 1997 by and between the Company and the Social
         Security Administration.

 10.6* Agreement dated June 12, 1995 by and between the Company and the Office of the U.S. Courts.

 10.7* Agreement dated September 29, 1994 by and between the Company and the Health Care Finance Administration.

 11.1* Statement Regarding Computation of Earnings Per Share.

 21.1* List of Subsidiaries of Registrant.

 23.1* Consent of Ernst & Young LLP, independent auditors.

 23.2* Consent of Gersten, Savage, Kaplowitz, Fredericks & Curtin, LLP.
         (incorporated into Exhibit 5.1)

 23.3* Consent of Federal Computer Week.

 27.0* Financial Data Schedule.

 99.1  Employment Agreement by and between the Company and John D. Vazzana.

 99.2  Employment Agreement by and between the Company and Thomas P. Dunne.


------------------------

*   Previously Filed.

ITEM 28. UNDERTAKINGS

    Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to any charter provision, by-law contract arrangements statute, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    The undersigned small business issuer hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any Prospectus required by section 10(a)(3) of the Act;

            (ii) To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to suit information in the registration statement.

        (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the Offering of such securities at that time shall be deemed to be the initial bona fide Offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Offering.

        (4) For determining any liability under the Act, treat the information omitted from the form of Prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the small business issuer under Rule 424(b)(1), or (4) or 497(h), under the Act as part of this registration statement as of the time the Commission declared it effective.

        (5) For determining any liability under the Act, treat each post-effective amendment that contains a form of Prospectus as a new registration statement at that time as the initial bona fide Offering of those securities.

                                   SIGNATURES


    Pursuant to the requirements of the Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirement for filing on Form SB-2 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on April 16, 1997.


DUNN COMPUTER CORPORATION

By:        /s/ THOMAS P. DUNNE                                                   By:        /s/ JOHN D. VAZZANA
           --------------------------------------                                           --------------------------------------
           Thomas P. Dunne                                                                  John D. Vazzana
                                                                                            Chief Financial Officer/Principal
                                                                                            Accounting Officer

    Pursuant to the requirements of the Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


          SIGNATURE                        TITLE                    DATE
------------------------------  ---------------------------  -------------------

     /s/ THOMAS P. DUNNE        Chairman, Chief Executive
------------------------------    Officer and President        April 16, 1997
       Thomas P. Dunne

     /s/ JOHN D. VAZZANA        Executive Vice President,
------------------------------    Chief Financial Officer,     April 16, 1997
       John D. Vazzana            and Director

              *                 Vice President and Director
------------------------------                                 April 16, 1997
       Claudia N. Dunne

              *                 Director
------------------------------
 VADM E. A. Burkhalter, Jr.,                                   April 16, 1997
             USN

                                Director
------------------------------                                 April   , 1997
        Daniel Sinnot



*By:                 /s/ THOMAS P. DUNNE
           --------------------------------------
                       Thomas P. Dunne
                      Attorney-in-Fact

                                 EXHIBIT INDEX


EXHIBITS                                                                            PAGE NO.
------                                                                             -----------
  1.1* Form of Underwriting Agreement............................................

  1.2* Form of Selected Dealers Agreement........................................

  3.1* Articles of Incorporation of the Registrant...............................

  3.2* Articles of Incorporation and amendments thereto of Dunn Computer
         Corporation, a Virginia Corporation.....................................

  3.3* By-laws, as amended, of Dunn Computer Corporation, a Virginia
         Corporation.............................................................

  4.1* Form of Financial Advisory and Investment Banking Agreement with
         Underwriter.............................................................

  4.2* Form of Underwriter's Warrants............................................

  4.3* Form of Common Stock Certificate..........................................

  4.4  Form of Agreement Among Underwriters......................................

  5.1* Opinion of Gersten, Savage, Kaplowitz, Fredericks & Curtin, LLP...........

 10.1* 1997 Stock Option Plan....................................................
 10.2* GSA Schedule..............................................................

 10.3* Share Exchange Agreement dated January 6, 1997 by and between the Company and Thomas P. Dunne, John Vazzana, and Claudia Dunne....................

 10.4* Agreement dated November 21, 1995 by and between GCH Systems, Inc. and the
         Company regarding Lockheed..............................................

 10.5* Agreement dated March 25, 1997 by and between the Company and the Social
         Security Administration.................................................

 10.6* Agreement dated June 12, 1995 by and between the Company and the Office of the U.S. Courts.........................................................

 10.7* Agreement dated September 29, 1994 by and between the Company and the
         Health Care Finance Administration......................................

 11.1* Statement Regarding Computation of Earnings Per Share.....................

 21.1* List of Subsidiaries of Registrant........................................

 23.1* Consent of Ernst & Young LLP, independent auditors........................

 23.2* Consent of Gersten, Savage, Kaplowitz, Fredericks & Curtin, LLP.
         (incorporated into Exhibit 5.1).........................................

 23.3* Consent of Federal Computer Week..........................................

 27.0* Financial Data Schedule...................................................

 99.1  Employment Agreement by and between the Company and John D. Vazzana.......

 99.2  Employment Agreement by and between the Company and Thomas P. Dunne.......


------------------------

*   Previously Filed.